Exhibit 99.1

Atheros Announces Fourth Quarter and Fiscal Year 2010 Results

SAN JOSE, CA—( February 10, 2011) - Atheros Communications, Inc. (NASDAQ: ATHR), a global leader in innovative technologies for wireless and wired communications, today announced financial results for its fourth quarter and full year ended December 31, 2010.

Revenue in the fourth quarter of 2010 was $226.8 million, down 8 percent compared to the record $247.1 million reported in the third quarter of 2010. Fourth quarter 2010 revenue increased 22 percent compared to $185.7 million reported in the fourth quarter of 2009.

In accordance with U.S. generally accepted accounting principles (GAAP), Atheros recorded a net loss in the fourth quarter of 2010 of $23.2 million or $0.32 per diluted share. This compares to GAAP net income of $28.1 million or $0.39 per diluted share in the third quarter of 2010. Net income in the fourth quarter of 2009 was $15.6 million or $0.24 per diluted share. Cash, cash equivalents and marketable securities were $515.8 million at December 31, 2010, up $40.8 million from the third quarter of 2010 and up $113.6 million from the balance at December 31, 2009.

Revenue in 2010 was $926.8 million, up 71 percent from the $542.5 million reported in 2009. GAAP net income for 2010 was $54.4 million or $0.75 per diluted share. In 2009, GAAP net income was $46.4 million or $0.73 per diluted share.

Atheros reports operating expenses, operating income (loss), net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition-related charges, the realized gain from or impairment of long-term investments, litigation settlement costs, the tax impact of these excluded items and the tax benefits resulting from the favorable settlement of a foreign tax liability. A reconciliation of preliminary GAAP net income (loss) to non-GAAP net income, as well as a description of items excluded in the calculation of non-GAAP net income, is presented in the financial statements portion of this release.

Non-GAAP gross margin in the fourth quarter of 2010 was 49.6 percent of revenue, compared to 49.7 percent reported in the third quarter of 2010 and 50.2 percent in the fourth quarter of 2009. Non-GAAP operating income in the fourth quarter of 2010 was 18.9 percent of revenue, compared to 22.1 percent in the third quarter of 2010 and 23.4 percent in the fourth quarter of 2009.

Non-GAAP net income in the fourth quarter of 2010 was $42.0 million or $0.57 per diluted share, compared to $48.8 million or $0.67 per diluted share in the third quarter of 2010 and $41.2 million or $0.62 per diluted share in the fourth quarter of 2009.

Non-GAAP net income for the full year 2010 was $180.7 million or $2.48 per diluted share, compared to non-GAAP net income in 2009 of $86.7 million or $1.36 per diluted share.

“2010 marked Atheros’ ninth consecutive year of revenue growth. Our 71 percent sequential increase in annual revenue and record 2010 cash flow generation reflects the tremendous efforts of our employees worldwide and the continued support of our growing customer base,” said Craig Barratt, president and chief executive officer of Atheros Communications. “The pending Qualcomm and Atheros merger, announced on January 5th, offers us expanded opportunities to deliver an even wider array of innovative and differentiated solutions to the increasingly connected world.”

Recent Atheros Highlights

•	On January 31, 2011: Atheros Delivers World’s First Complete 10G EPON Solution;

•	On January 6, 2011: Atheros and PowerCloud Systems Collaborate to Deliver World’s First WLAN Chipsets With Cloud Management Features;

•	On January 6, 2011: Atheros Showcases Wired and Wireless Innovations for Home Networks and Consumer Electronics at CES 2011;

•	On January 5, 2011: Qualcomm to Acquire Atheros, Leader in Connectivity & Networking Solutions;

•	On January 5, 2011: Atheros Hy-Fi Solutions Featured in Hybrid Network Products From NETGEAR;

•	On January 4, 2010: Atheros Introduces Two New 802.11n Router Solutions, Bringing High-End Performance and Energy Efficiency to Mainstream Wi-Fi Products;

•	On January 3, 2011: Atheros Delivers Industry’s Most Energy Efficient Wi-Fi and Bluetooth Solutions for Computing and Tablet Platforms;

•	On January 3, 2011: Atheros Debuts Industry’s Most Flexible Wi-Fi and Bluetooth 4.0 Solution for Tablets and Portable Consumer Electronic Devices;

•	On December 13, 2010: Atheros Delivers New Family of Bluetooth 4.0 Solutions That Expand the Possibilities for Wireless Computing and Mobile Devices;

•	On December 6, 2010: Atheros Wi-Fi® and Bluetooth® Solutions Provide Best-in-Class Wireless Connectivity for Toshiba’s New Tablet PC;

•	On October 25, 2010: Atheros XSPAN® Solutions With Direct Connect™ Technology Among First to Be Wi-Fi CERTIFIED for Wi-Fi Direct™; and

•	On October 25, 2010: Atheros Delivers Industry’s Most Energy Efficient Ethernet Solutions for Consumer Electronics, Computing, Networking and Carrier Products.

Conference Call

Atheros will broadcast its fourth quarter financial results conference call today, Thursday, February 10, 2011 at 2 p.m. Pacific Time (5 p.m. Eastern Time). Concurrent with the press release, Atheros will post supplemental financial data on its web site at http://investors.atheros.com. Atheros is making this information available prior to the conference call in order to provide the investment community additional time to analyze Atheros’ results and prepare for the call with management.

To listen to the call from within the United States, please dial 877-407-8291 approximately 10 minutes prior to the start of the call. To listen to the call from outside the United States, please dial 1-201-689-8345 approximately 10 minutes prior to the start of the call. The pass code is Atheros.

Atheros’ financial results conference call will also be available via webcast from the Investors section of www.atheros.com at http://investors.atheros.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. The webcast will be recorded and available approximately one hour after the live call concludes on Atheros’ web site at http://investors.atheros.com for six months.

About Atheros

Atheros Communications delivers innovative technologies for wireless and wired communications. Its mission is to invent technologies that connect and empower people in ways that are elegant and accessible to all. Building upon its broad expertise in RF and mixed signal semiconductor design, Atheros’ portfolio includes a wide variety of connectivity solutions that are used by many of the world’s leading networking equipment, computing and consumer device manufacturers. Headquartered in San Jose, California, Atheros has a significant and growing presence in Asia and Europe to serve its global customer base. For more information, visit www.atheros.com.

Atheros, the Atheros logo, Direct Connect, Hy-Fi and XSPAN are trademarks of Atheros Communications, Inc. HomePlug is a registered trademark of the HomePlug Powerline Alliance. All other trademarks mentioned in this document are the sole property of their respective owners.

NOTE ON FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including our statements regarding the anticipated growth in our customer base, the anticipated benefits of the acquisition of Atheros by Qualcomm, and the benefits of using non-GAAP financial measures, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, difficulties in the development of new and enhanced products, general economic conditions, the effects of competition and technological change, the risks associated with our pending merger with Qualcomm, including the risk that the merger may not be completed, and the risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009
Net revenue	$226,822	$247,086	$185,678
Cost of goods sold	115,140	124,600	92,793

Gross profit	111,682	122,486	92,885
Operating expenses:
Research and development	50,657	49,587	38,448
Sales and marketing	23,574	22,864	16,722
General and administrative	10,798	10,842	8,434
Amortization of acquired intangible assets	10,650	8,851	3,220
Litigation settlement costs	33,700	—	—
Acquisition-related charges	1,479	797	9,557

Total operating expenses	130,858	92,941	76,381
Income (loss) from operations	(19,176)	29,545	16,504
Interest income, net	728	1,010	1,412
Income tax provision	(4,769)	(2,439)	(2,283)

Net income (loss)	$(23,217)	$28,116	$15,633

Basic earnings (loss) per share	$(0.32)	$0.40	$0.25

Diluted earnings (loss) per share	$(0.32)	$0.39	$0.24

Shares used in computing basic earnings (loss) per share	71,992	71,158	63,705

Shares used in computing diluted earnings (loss) per share	71,992	72,737	66,245

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Year Ended December 31,
	2010	2009
Net revenue	$926,832	$542,468
Cost of goods sold	470,847	278,865

Gross profit	455,985	263,603
Operating expenses:
Research and development	189,673	130,592
Sales and marketing	89,146	59,315
General and administrative	41,834	29,414
Amortization of acquired intangible assets	36,882	11,570
Litigation settlement costs	33,700	—
Acquisition-related charges	3,059	10,534

Total operating expenses	394,294	241,425

Income from operations	61,691	22,178
Interest income, net	4,023	6,004
Realized gain (impairment) of long-term investments, net	258	(2,018)
Income tax benefit (provision)	(11,599)	20,243

Net income	$54,373	$46,407

Basic earnings per share	$0.77	$0.75

Diluted earnings per share	$0.75	$0.73

Shares used in computing basic earnings per share	70,586	62,040

Shares used in computing diluted earnings per share	72,848	63,933

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$515,801	$402,235
Accounts receivable, net	103,145	58,012
Inventory	95,736	70,396
Deferred income taxes and other current assets	20,088	26,985

Total current assets	734,770	557,628

Property and equipment, net	22,103	14,955
Long-term investments	12,835	15,523
Goodwill and net acquired intangible assets	375,331	324,229
Deferred income taxes and other assets	9,805	3,014

	$1,154,844	$915,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$170,233	$141,068

Deferred income taxes and other long-term liabilities	89,852	42,421

Stockholders’ equity	894,759	731,860

	$1,154,844	$915,349

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009
GAAP net income (loss)	$(23,217)	$28,116	$15,633
Stock-based compensation:
Cost of goods sold	294	308	254
Research and development	7,540	7,279	7,033
Sales and marketing	4,887	4,701	3,962
General and administrative	2,041	2,668	2,838
Acquisition-related charges	—	—	4,427

Total stock-based compensation	14,762	14,956	18,514

Acquisition-related charges:
Amortization of acquired intangible assets	10,650	8,851	3,220
Amortization of acquisition-related step-up value of inventory	445	65	—
Other acquisition-related charges	2,432	1,087	5,130

Litigation settlement costs	33,700	—	—

Tax related items:
Net tax effect of non-GAAP adjustments	3,184	(4,259)	(1,323)

Non-GAAP net income	$41,956	$48,816	$41,174

Shares used in computing non-GAAP basic earnings per share	71,992	71,158	63,705

Shares used in computing non-GAAP diluted earnings per share	73,891	72,737	66,245

Non-GAAP basic earnings per share	$0.58	$0.69	$0.65

Non-GAAP diluted earnings per share	$0.57	$0.67	$0.62

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS

(Unaudited)

(In thousands, except per share data)

	Year Ended December 31,
	2010	2009
GAAP net income	$54,373	$46,407
Stock-based compensation:
Cost of goods sold	1,133	791
Research and development	28,704	21,837
Sales and marketing	18,273	13,402
General and administrative	9,364	8,353
Acquisition-related charges	—	4,427

Total stock-based compensation	57,474	48,810
Acquisition-related charges:
Amortization of acquired intangible assets	36,882	11,570
Amortization of acquisition-related step-up value of inventory	3,144	—
Other acquisition-related charges	4,302	6,107

Realized impairment (gain) of long-term investments, net	(258)	2,018

Litigation settlement costs	33,700	—

Tax related items:
Tax benefit from favorable settlement of foreign tax liability	—	(21,706)
Net tax effect of non-GAAP adjustments	(8,951)	(6,505)

Non-GAAP net income	$180,666	$86,701

Shares used in computing non-GAAP basic earnings per share	70,586	62,040

Shares used in computing non-GAAP diluted earnings per share	72,848	63,933

Non-GAAP basic earnings per share	$2.56	$1.40

Non-GAAP diluted earnings per share	$2.48	$1.36

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles, or GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income, net income and earnings per share. These supplemental measures exclude stock-based compensation, acquisition-related charges, other-than-temporary impairments of long-term investments net of subsequent realized gains, litigation settlement costs, a tax benefit resulting from the favorable settlement of a foreign tax liability and any tax detriment or benefit between the income tax expense with and without the non-GAAP measures. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we primarily consider the impact of the target’s performance and valuation on our non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	more meaningful comparability of our on-going operating results;

•	the ability to better identify trends in our underlying business; and

•	a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance.

Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, covenants not to compete, step-up of inventory to its estimated fair value, backlog, trade name and transaction costs including severance and other retention related expenses related to our acquisitions, including the recent acquisitions of Intellon Corporation and Opulan Technologies Corporation, as well as professional fees incurred in the pending acquisition of Atheros by Qualcomm. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of our common stock and the maturities of the businesses being acquired.

Realized gains/impairments of long-term investments relates primarily to the other-than-temporary, non-operating write down of our investments in auction-rate securities rated AA and AAA at the date of purchase net of gains realized as the result of sales of these securities. The liquidity and fair value of these securities has been impacted by the failure of these markets and the exposure of these securities to the financial condition of bond insurance companies. We have determined that certain of these assets have been other-than-temporarily impaired and therefore they were written down to their estimated fair value. These charges are not factored into our internal evaluation of net income as we believe they are non-operating charges that do not impact our core operating performance.

Litigation settlement costs include costs related to settling certain outstanding patent litigation.

Adjustment for taxes relates to the tax effect of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. In addition, the tax benefit from the favorable settlement of a foreign tax liability in the third quarter of 2009 has been excluded. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009
GAAP gross profit	$111,682	$122,486	$92,885
Stock-based compensation	294	308	254
Amortization of acquisition-related step-up value of inventory	445	65	—

Non-GAAP gross profit	$112,421	$122,859	$93,139

GAAP gross profit as a % of revenue	49.2%	49.6%	50.0%
Stock-based compensation	0.2%	0.1%	0.2%
Amortization of acquisition-related step-up value of inventory	0.2%	—%	—%

Non-GAAP gross profit as a % of revenue	49.6%	49.7%	50.2%

GAAP operating expenses	$130,858	$92,941	$76,381
Stock-based compensation	(14,468)	(14,648)	(18,260)
Amortization of acquired intangible assets	(10,650)	(8,851)	(3,220)
Litigation settlement costs	(33,700)	—	—
Acquisition-related charges	(2,432)	(1,087)	(5,130)

Non-GAAP operating expenses	$69,608	$68,355	$49,771

GAAP income (loss) from operations	$(19,176)	$29,545	$16,504
Stock-based compensation	14,762	14,956	18,514
Amortization of acquired intangible assets	10,650	8,851	3,220
Litigation settlement costs	33,700	—	—
Acquisition-related charges	2,432	1,087	5,130
Amortization of acquisition-related step-up value of inventory	445	65	—

Non-GAAP income from operations	$42,813	$54,504	$43,368

GAAP income (loss) from operations as a % of revenue	(8.5)%	12.0%	8.9%
Stock-based compensation	6.5%	6.1%	10.0%
Amortization of acquired intangible assets	4.7%	3.6%	1.7%
Litigation settlement costs	14.9%	—%	—%
Acquisition-related charges	1.1%	0.4%	2.8%
Amortization of acquisition-related step-up value of inventory	0.2%	—%	—%

Non-GAAP income from operations as a % of revenue	18.9%	22.1%	23.4%

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Year Ended December 31,
	2010	2009
GAAP gross profit	$455,985	$263,603
Stock-based compensation	1,133	791
Amortization of acquisition-related step-up value of inventory	3,144	—

Non-GAAP gross profit	$460,262	$264,394

GAAP gross profit as a % of revenue	49.2%	48.6%
Stock-based compensation	0.1%	0.1%
Amortization of acquisition-related step-up value of inventory	0.4%	—%

Non-GAAP gross profit as a % of revenue	49.7%	48.7%

GAAP operating expenses	$394,294	$241,425
Stock-based compensation	(56,341)	(48,019)
Amortization of acquired intangible assets	(36,882)	(11,570)
Litigation settlement costs	(33,700)	—
Acquisition-related charges	(4,302)	(6,107)

Non-GAAP operating expenses	$263,069	$175,729

GAAP income from operations	$61,691	$22,178
Stock-based compensation	57,474	48,810
Amortization of acquired intangible assets	36,882	11,570
Litigation settlement costs	33,700	—
Acquisition-related charges	4,302	6,107
Amortization of acquisition-related step-up value of inventory	3,144	—

Non-GAAP income from operations	$197,193	$88,665

GAAP income from operations as a % of revenue	6.7%	4.1%
Stock-based compensation	6.2%	9.0%
Amortization of acquired intangible assets	4.0%	2.1%
Litigation settlement costs	3.6%	—%
Acquisition-related charges	0.5%	1.1%
Amortization of acquisition-related step-up value of inventory	0.3%	—%

Non-GAAP income from operations as a % of revenue	21.3%	16.3%

Editorial Contacts:

Molly Mulloy

Atheros Communications

408-830-5850

molly.mulloy@atheros.com

Greg Wood

Edelman for Atheros

650-762-2838

greg.wood@edelman.com

Investor Contact:

David H. Allen

Atheros Communications

408-830-5762

david.allen@atheros.com